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                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

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                               FORM 8-K

                            Current Report

   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  November 18, 1998

                       MBLA FINANCIAL CORPORATION
         (Exact Name of Registrant as specified in its Charter)

          Delaware                    0-21482                43-1637679
(State or other Jurisdiction      (SEC File No.)          (IRS Employer or
    of Incorporation)                                     Identification No.)

     101 Vine Street, Macon, Missouri                          63552
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (660) 385-2122

                             NOT APPLICABLE
     (Former name or former address, if changed since last Report)

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                       MBLA FINANCIAL CORPORATION
                  INFORMATION TO BE INCLUDED IN REPORT

Item 5.   Other Information
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          On November 18, 1998, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          Exhibit 21 -- Press Release dated November 18, 1998.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 MBLA FINANCIAL CORPORATION
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                                        (Registrant)


                                 By: /s/ John T. Neer
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                                     John T. Neer
                                     President and Chief Executive Officer

Dated: November 18, 1998

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FOR IMMEDIATE RELEASE
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For additional information, contact:              Clyde D. Smith
                                                  Chief Financial Officer
                                                  MBLA Financial Corporation
                                                  Telephone (660) 385-2122

                       MBLA FINANCIAL CORPORATION

                     REPORTS FIRST QUARTER EARNINGS

                  FOR PERIOD ENDED SEPTEMBER 30, 1998

Macon, Missouri, November 18, 1998 -- MBLA Financial Corporation, the holding company of Macon Building and Loan Association, today announced net income of $493,000 for the first quarter ended September 30, 1998 as compared to $505,000 for the comparable quarter ended September 30, 1997. Basic earnings per share were 40 cents per share for the quarter ended September 30, 1998 as compared to 40 cents per share for the quarter ended September 30, 1997.

MBLA Financial Corporation consolidated assets on September 30, 1998 were $208.720 million as compared to $203.228 million at June 30, 1998. Stockholders' equity of the company was $28.390 million at September 30, 1998 as compared to $27.841 million at June 30, 1998. Stockholders' equity represents 13.60% of assets.

Net income for the year ended June 30, 1998 was $1.884 million as compared to net income of $1.441 million for the year ended June 30, 1997. Basic earnings per share were $1.52 for the year ended June 30, 1998 and $1.11 for the year ended June 30, 1997.

MBLA Financial Corporation is the holding company for Macon Building and Loan Association. The main office is located in Macon, Missouri with a branch location in Moberly, Missouri.

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